EXHIBIT 14

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-131870) pertaining to the Amended 2003 Master Stock Option Plan of VocalTec Communications Ltd. of our report dated July 15, 2008, with respect to the consolidated financial statements of VocalTec Communications Ltd. included in this Annual Report (Form 20-F) for the year ended December 31, 2007.

Tel Aviv, Israel                                KOST FORER GABBAY & KASIERER
July 15, 2008                                   A member of Ernst & Young Global